EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                    (SECOND)

                                       OF

                                  SYNETIC, INC.


                   SYNETIC, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                   1. The name of the corporation is SYNETIC, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 17, 1989. The corporation previously filed an Amended and Restated Certificate of Incorporation on April 8, 1998.

                   2. This Amended and Restated Certificate of Incorporation (Second) restates and integrates and further amends the Amended and Restated Certificate of Incorporation of this corporation by deleting Article One, the first sentence of Article Four and the second sentence of Article Nine and by substituting in lieu thereof new provisions for the deleted provisions as set forth below.

                   3. The text of the Amended and Restated Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:


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                                   ARTICLE ONE

                   The name of this Corporation (hereinafter called the "Corporation") is MEDICAL MANAGER CORPORATION.

                                   ARTICLE TWO

                   The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE THREE

                   The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                   The Corporation shall have authority, to be exercised by the Board of Directors, to issue a total of 310,000,000 shares consisting of 300,000,000 shares of common voting stock of the par value of $0.01 per share (the "Common Stock") and 10,000,000 shares of preferred stock of the par value of $0.01 per share (the "Preferred Stock"). Shares of the Preferred Stock shall be


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designated as the Board of Directors may determine and may be issued in series by the Board of Directors as hereinafter provided in paragraph (d) below. The relative rights and preferences of the shares of capital stock of the Corporation shall be as follows:

                   (a) Except as set forth in paragraph (c) below covering elections of directors, each holder of Common Stock shall at every meeting of stockholders of the Corporation be entitled to one vote in person or by proxy for each share of Common Stock held by such holder and each holder of Preferred Stock with voting rights shall be entitled to such voting rights as specified pursuant to paragraph
          (d)(vii), below.

                   (b) Subject to the rights, if any, of the holders of the Preferred Stock, or any series thereof, the holders of the Common Stock are entitled to the entire voting power, all dividends declared and paid by the Corporation and all assets of the Corporation in the event of any liquidation, dissolution, or winding up of the Corporation.

                   (c) At each election for directors, each holder of Common Stock entitled to vote at such election shall be entitled to one vote in person or by proxy for each share of stock held by such holder.

                   (d) The Preferred Stock may be divided into and issued from time to time in one or more series. All shares of the Preferred Stock shall be of equal rank and shall be


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          identical, except with respect to the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority that is hereby expressly vested in the Board of Directors; provided, however, that each share of a given series of the Preferred Stock shall be identical in all respects with the other shares of such series. Before any shares of the Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, in the manner provided by law, the following particulars with respect to the share of such series:

                            (i) the distinctive designation of such series and
                   the number of shares of Preferred Stock that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares of such series then issued) from time to time by the Board of Directors by resolution;

                            (ii) the dividend or rate of divided payable with
                   respect to shares of Preferred Stock of such series, the time of payment of any dividend, whether dividends shall be cumulative and, if so, the conditions under which and the date from which dividends shall be accumulated;

                            (iii) the redemption provisions applicable to the
                   shares of Preferred Stock of such series, if any, and if applicable, the time or times when, the price or


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                   prices at which, and the other terms and conditions under
                   which the shares of Preferred Stock of such series shall be redeemable;

                            (iv) the amount payable on shares of Preferred Stock
                   of such series in the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, which shall not be deemed to include the merger or consolidation for the Corporation or a sale, lease or conveyance of all or part of the assets of the Corporation;

                            (v) the purchase, retirement or sinking fund
                   provisions, if any, for the redemption or purchase of shares of Preferred Stock of such series;

                            (vi) the rights, if any, of the holders of shares of
                   Preferred Stock of such series to convert such shares into or exchange such shares for shares of the Common Stock or shares of any other series of the Preferred Stock and the terms and conditions of such conversion or exchange;

                            (vii) the extent of voting rights of the shares of
                   Preferred Stock of such series or the absence thereof; and



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                            (viii) such other terms, limitations, rights and
                   preferences, if any, of such series as the Board of Directors may lawfully fix under the laws of the State of Delaware as in effect at the time of creation of such series.

                                  ARTICLE FIVE

                   To the fullest extent permitted by law, so long as the Corporation is controlled by, or under common control with, Medco Containment Services, Inc., a Delaware corporation ("Medco," which term shall include any successor to Medco), (i) directors or officers of the Corporation who are also directors or officers of Medco shall be obligated to present a potential acquisition which may be made by either the Corporation or Medco of a business engaged in the design, manufacture or distribution of porous materials to the Corporation and may present such acquisition to Medco only if such acquisition has been rejected by the Board of Directors of the Corporation, (ii) directors or officers of the Corporation who are also directors or officers of Medco shall have no obligation to present a potential acquisition which may be made by either the Corporation or Medco of a business engaged in medical cost containment or health care claims processing to the Corporation unless the Board of Directors of Medco has rejected such acquisition or has determined that such acquisition should be presented to the Corporation for consideration and (iii) directors or officers of the Corporation who are also directors or officers of Medco shall have no obligation to present a potential acquisition which may be made by either the Corporation or Medco of a business which is not engaged in the design, manufacture or distribution of porous materials to the Corporation. For purposes of this Article Five, Medco


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shall include all subsidiary corporations and other entities in which Medco owns
(directly or indirectly) more than 50% of the outstanding voting capital stock or voting power.

                                   ARTICLE SIX

                   The number of directors which shall constitute the whole Board of Directors of the Corporation shall be determined in the By-Laws as provided therein. The directors of the Corporation shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The term of office of each director in office at the time this amendment to Article Six of the Certificate of Incorporation of the Corporation becomes effective shall expire at the time of the opening of the polls for the election of directors at the next annual meeting of stockholders of the Corporation held after the time this amendment to Article Six becomes effective.

                                  ARTICLE SEVEN

                   The power to fill vacancies on the Board of Directors (whether by reason of resignation, removal with or without cause, the creation of new directorships or otherwise) shall be vested in the Board of Directors, except as provided below, and vacancies may be filled by a majority of the directors then in office, although less than a quorum, unless all directorships are vacant, in which case the stockholders shall fill the then existing vacancies. Any director chosen


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by the Board of Directors to fill a vacancy shall hold office only until the next election of directors by stockholders and until that director's successor shall be elected and shall have qualified. In the case of removal of a director by the affirmative vote of the stockholders pursuant to Article Ten of this Certificate of Incorporation, the vacancy created by such removal shall be filled by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled thereon. Should the stockholders entitled to vote thereon fail to elect a director to fill a vacancy caused by the removal of a director by the affirmative vote of the stockholders pursuant to Article Ten of this Certificate of Incorporation, such vacancy shall be filled by the Board of Directors as provided herein.

                                  ARTICLE EIGHT

                   Special meetings of the stockholders of the Corporation for any purpose may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the Corporation, include the power to call such meetings. Special meetings may also be called upon request, in writing, of the holders of record of ten percent of the outstanding shares of stock entitled to vote at such meeting.



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                                  ARTICLE NINE

                   The original By-Laws of the Corporation shall be adopted by the Incorporator. Thereafter, in furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation.

                                   ARTICLE TEN

                   The election of directors need not be by written ballot unless required by the By-Laws of the Corporation. Any director may be removed, either for or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote, and the vacancy in the Board of Directors caused by any such removal shall be filled as provided herein; provided, that where the holders of any class or series of Preferred Stock are entitled to elect one or more directors the provisions of the Certificate of Designation of such class or series of Preferred Stock shall apply, in respect of removal, with or without cause, of a director or directors so elected.

                                 ARTICLE ELEVEN

                   The Corporation may indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware and as provided in the By-Laws of the Corporation, any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matters.



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                                 ARTICLE TWELVE

                   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in the By-Laws, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                ARTICLE THIRTEEN

                   No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Thirteen shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal of this Article Thirteen shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal.



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                   4. This amendment to the Amended and Restated Certificate of
          Incorporation was duly adopted in accordance with the provisions of
          Section 242 and Section 245 of the General Corporation Law of the State of Delaware.


                   IN WITNESS WHEREOF, said SYNETIC, INC. has caused this Certificate to be signed by Charles A. Mele, its Secretary, on this 23rd day of July, 1999.

                                          SYNETIC, INC.

                                          By: /s/ Charles A. Mele
                                              ----------------------------------
                                              Name: Charles A. Mele
                                              Title: Secretary